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                                                                   Exhibit 10.89

                                PHILIP FREY, JR.

                                 June 27, 2002

Microsemi Corporation
2381 Morse Avenue
Irvine, CA  92614

         Re: Prepayment of Supplemental Executive Retirement Plan Payments
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Gentlemen:

In exchange for my release of all of my rights to payment of amounts, due or which may accrue under the Microsemi Supplemental Executive Retirement Plan effective September 15, 1986 ("SERP"), I agree with you as follows:

1. The total amount to be paid me is $728,119. Payment will be made by Microsemi on June 28, 2002 by wire transfer of immediately available funds, in accordance with the instructions that I attach. This payment represents the principal accruing and discounted for early payment.

2. Upon the payment to me of the benefits described above, I hereby release and discharge Microsemi Corporation from any further obligation or liability for any amounts accruing under the SERP either to me or to any member of my family.

3. I agree to execute and deliver such further documents and instruments as may be deemed by Microsemi Corporation to be necessary or advisable in order to carry out and perfect this prepayment and release of Microsemi of any further obligations or liabilities under the SERP.

4. I understand that the prepayment is made at my request and for my benefit.

5. I will indemnify and hold Microsemi Corporation, its officers, directors and agents from any obligation or liability for U.S. or state income and other taxes arising out of the payment and prepayment and arising out of any obligation for withholding taxes or other advance payments due on account of the payment.


                                    Very truly yours,

                                    /s/ PHILIP FREY, JR.

                                    Philip Frey, Jr.

I hereby consent and agree to the foregoing:

/s/ DOROTHY FREY
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Dorothy Frey, spouse

Accepted and Agreed:

Microsemi Corporation

By  /s/ JOHN HOLTRUST
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